Exhibit 99.1

Outset Medical Announces $169 Million Private Placement Financing From Leading Mutual Funds and Healthcare Institutional Investors

Secures New Debt Financing of up to $125M Maturing in 2030

with Plans to Retire $200M in Prior Debt

Reports Unaudited Fourth-Quarter Revenue of $29 million and 2024 Revenue of $113 million

SAN JOSE, Calif.—Jan. 6, 2025— Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today announced that it has entered into a definitive securities purchase agreement for a private placement of 843,908 shares of its Series A Non-Voting Convertible Preferred Stock at a price of $200.00 per share. Subject to Outset stockholder approval and beneficial ownership limitations, each share of Series A Non-Voting Convertible Preferred Stock will automatically convert to 250 shares of common stock for an aggregate of 210,977,000 shares of common stock. The gross proceeds to Outset from the private placement, before deducting placement agent fees and other offering expenses payable by Outset, are expected to be $168.8 million. An additional $3.9 million, for 19,432 shares of Series A Non-Voting Convertible Preferred Stock, will be invested by certain members of the board and management, including Chair and CEO Leslie Trigg, upon shareholder approval.

In addition, Outset has entered into a credit agreement and guaranty with a fund managed by Perceptive Advisors, which will provide a $100 million 5-year term loan at closing and an additional term loan of up to $25 million at the company’s election, in each case, subject to the satisfaction of customary closing conditions and in the case of the delayed draw term loan, meeting a specified revenue milestone. The loans will accrue interest at a rate per annum equal to one-month term SOFR (subject to a floor of 4%) plus 8%, with maturity in 2030. The loans will be secured by substantially all assets of Outset. At closing, Outset expects to use the proceeds of the initial term loan, together with cash on hand, to repay in full all amounts due under Outset’s existing credit facilities that were set to mature in 2027.

The private placement financing was led by PFM Health Sciences, LP and Perceptive Advisors and includes new and existing investors with participation from funds and accounts advised by T. Rowe Price Investment Management, Inc. as well as institutional investors including Durable Capital Partners LP, healthcare sector specialist funds and multiple other large mutual funds.

“Based on our current projections, the funds from this financing are expected to capitalize the company through cashflow breakeven,” said Ms. Trigg. “We appreciate the strong support from existing and new investors, which now enables the entire Outset team to focus on prosecuting our mission to catalyze permanent and profound change in where, when and how dialysis is delivered.”

Following closing of the financing and repayment of debt, the company expects to have approximately $210 million in cash, cash equivalents, restricted cash and short-term investments with $100 million in debt.

Unaudited Fourth Quarter and Year End Results

Outset also today reported unaudited revenue for the fourth quarter and fiscal year ended December 31, 2024. Revenue in the fourth quarter totaled $29 million, bringing revenue for 2024 to $113 million, ahead of the company’s prior guidance.

UBS Investment Bank is acting as exclusive placement agent for the private placement. Sidley Austin LLP and Cooley LLP acted as counsel to the company.

The private placement, the Perceptive credit facility and the payoff of the prior credit facilities are, in each case, expected to close on or about January 8, 2025, subject to the satisfaction of customary closing conditions and, in the case of the investment by certain members of management and of our directors, stockholder approval.

The shares of Series A Non-Voting Convertible Preferred Stock proposed to be issued in the private placement and the common stock underlying such shares of Series A Non-Voting Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended (Securities Act), or the securities laws of any state or other jurisdiction in the United States, and may not be offered, pledged, sold, delivered or otherwise transferred, directly or indirectly, in the United States except as pursuant to registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and, in each case, in compliance with applicable other securities laws. Concurrently with the execution of the securities purchase agreements, Outset and the investors entered into a registration rights agreement pursuant to which Outset has agreed to file a registration statement with the SEC registering the sale of the shares of common stock underlying the shares of Series A Non-Voting Convertible Preferred Stock sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities referred to herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, the use of proceeds from, and closing of, the private placement financing and the debt financing; statements about anticipated benefits of the financings, including the company’s expectations that the funds will capitalize it through cashflow breakeven; as well as statements about the company’s unaudited results of operations, including fourth quarter and full year 2024 revenue. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release include risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the private placement and the debt financing, as well as other risks described in the Risk Factors section of the company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Certain financial information contained in this press release is preliminary, unaudited, and subject to change or adjustment in connection with the completion of the company’s quarter and year-end closing processes and the preparation of its audited financial statements for the fiscal quarter and year ended December 31, 2024, which will be contained in the company’s related Annual Report on Form 10-K.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Jim Mazzola

Investor Relations

jmazzola@outsetmedical.com

Source: Outset Medical, Inc.